Exhibit 10.2

AIRFRAME ACQUISITION NOTE

$5,000,000.00	February 22, 2018
Due Date: February 21, 2019	Edina, Minnesota

FOR VALUE RECEIVED, AIRCO 1, LLC, a Delaware limited liability company (“Borrower”) promises to pay to the order of MINNESOTA BANK & TRUST, a Minnesota state banking corporation (“Lender”) or its assigns, at Lender’s offices located at 7701 France Avenue South, Suite 110, Edina, Minnesota 55435, or such other place as may be designated from time to time by the holder hereof, in lawful money of the United States of America, the principal sum of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000), together with interest thereon as hereinafter provided.

1.     Interest. Interest shall accrue on the principal balance hereof at a fixed rate of 5.00% per annum.

2.     Payment. Borrower shall pay the principal of this Note and interest thereon as follows:

(a)     On the first day of each month, commencing on March 1, 2018, to and including February 1, 2019, there shall be due and Borrower shall pay monthly installments of accrued interest hereon; and

(b)     On February 21, 2019 (the “Maturity Date”), the entire remaining principal balance of this Note, together with any accrued, unpaid interest thereon, shall be due and payable in full.

3.     Prepayment. Borrower may voluntarily prepay the loan evidenced by this Note in whole or in part at any time; without premium or penalty.

4.     Computation of Interest. Interest charges will be calculated on amounts advanced hereunder on the actual number of days said amounts are outstanding. Such interest shall be computed on the basis of a year comprised of 360 days, but charged for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable. Payments under this Note shall be applied initially against accrued interest and escrow charges, if any, and thereafter in reduction of principal.

5.     Loan Agreement. This Note is one of the Airframe Acquisition Notes referred to in, and is entitled to the benefits of, the Second Loan Agreement dated as of February 22, 2018 (the Second Loan Agreement as amended, modified, supplemented or restated from time to time being the “Loan Agreement;” capitalized terms not otherwise defined herein being used herein as therein defined) by and between the Borrower and the Lender. The Loan Agreement, among other things, (i) provides for the making of the Airframe Acquisition Loan evidenced by this Note; (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events prior to the maturity hereof upon the terms and conditions therein specified; and (iii) contains provisions for the mandatory prepayment hereof upon certain conditions.

AIRFRAME ACQUISITION NOTE

$5,000,000.00	February 22, 2018
Due Date: February 21, 2019	Edina, Minnesota

6.     Security. This Note is secured, inter alia, by that certain Security Agreement dated as of October 27, 2017, executed by the Borrower in favor of the Lender.

7.     Default Rate, etc. Borrower acknowledges that if any payment required under this Note is not paid within ten (10) days after the same becomes due and payable, Lender will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by Lender in incurring such extra administrative expenses would be impracticable or extremely difficult to ascertain, it is agreed that five percent (5%) of the amount of the delinquency payment shall be the amount of damages to which the Lender is entitled, upon such breach, in compensation for such extra administrative expenses. Therefore, Borrower shall, in such event, without further notice, pay to Lender liquidated damages in the amount of five percent (5%) of the amount of such delinquent payments. The provisions of this paragraph are intended to govern only the determination of the above-described damages in the event of a breach in performance of the obligation of Borrower to make timely payments hereunder. Nothing in this Note shall be construed as an express or implied agreement by Lender to forbear in the collection of any delinquent payment, or be construed as in any way giving the undersigned the right, express or implied, to fail to make timely payment hereunder, whether upon payment of such damages or otherwise. The right of Lender to receive payment of such liquidated damages, and receipt thereof, are without prejudice to the right of Lender to collect such delinquent payments and any other amounts required to be paid hereunder or under any security for this Note or to declare a default hereunder or under any security for this Note. In addition to the foregoing, upon the occurrence of a Default or Event of Default (as defined in the Loan Agreement) or if the principal balance and all interest accrued thereon have not been repaid on or before the Maturity Date, then in addition to any remedies available to Lender, hereunder, under the Loan Agreement, under any other Loan Document, at law or in equity, interest payable hereunder shall be computed thereon from and after that date at a rate of four percent (4%) per annum in excess of the interest rate then payable pursuant to Paragraph 1 of this Note, as such rate changes from time to time, or at the maximum lawful rate of interest which may be charged thereon by Lender, if any, whichever is less (hereinafter called “Default Rate”), until the Default is cured or the principal balance and all accrued, unpaid interest thereon, together with any other amounts payable by Borrower to Lender hereunder, under the Loan Agreement or under any other Loan Document are paid in full.

8.     Waivers. Borrower and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, protest or notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Borrower and any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment thereof, made by agreement by Lender with any person now or hereafter liable for the payment of this Note, shall affect the original liability under this Note of the undersigned, even if the undersigned is not a party to such agreement.

AIRFRAME ACQUISITION NOTE

$5,000,000.00	February 22, 2018
Due Date: February 21, 2019	Edina, Minnesota

9.     Event of Default. Any Event of Default (as defined in the Loan Agreement) shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default, in addition to any other rights or remedies Lender may have at law or in equity or under the Loan Agreement or under any other Loan Document, Lender may, at its option, without notice to Borrower, declare immediately due and payable the entire unpaid principal sum hereof, together with all accrued and unpaid interest thereon plus any other sums owing at the time of such Event of Default pursuant to this Note, the Security Agreement or any other Loan Document. The failure to exercise the foregoing or any other options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time.

10.     Fees and Costs. Borrower agrees to pay all reasonable expenses for the preparation of this Note, as set forth in the Loan Agreement, including exhibits, and any amendments to this Note as may from time to time hereafter be required, and the reasonable attorneys’ fees and legal expenses of counsel for Lender from time to time incurred in connection with the preparation and execution of this Note and any document relevant to this Note, any amendments hereto or thereto. Borrower agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses) in connection with Lender’s enforcement of the obligations of the Borrower hereunder or under the Security Agreement or any other collateral document, whether or not suit is commenced including, without limitation, attorneys’ fees and legal expenses in connection with any appeal of a lower court’s order or judgment. The obligations of the Borrower under this paragraph shall survive any termination of the Loan Agreement, this Note, the Security Agreement, and any other Loan Document.

11.     Binding Effect. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. In connection with the actual or prospective sale by the Lender of any interest or participation in the loan obligation evidenced by this Note, Borrower hereby authorizes the Lender to furnish any information concerning the Borrower or any of its affiliates, however acquired, to any person or entity.

AIRFRAME ACQUISITION NOTE

$5,000,000.00	February 22, 2018
Due Date: February 21, 2019	Edina, Minnesota

12.     Waiver of Jury Trial; Consent to Jurisdiction. BORROWER WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION RELATING TO OR ARISING FROM THIS NOTE. AT THE OPTION OF BANK, THIS NOTE MAY BE ENFORCED IN ANY UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA OR THE STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA. BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT PROPER OR CONVENIENT. IN THE EVENT AN ACTION IS COMMENCED IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, LENDER, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

13.     Choice of Laws. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

14.     Severability. The invalidity or unenforceability in particular circumstances of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this instrument shall be affected thereby.

15.     Usury. Borrower and Lender agree that no payment of interest or other consideration made or agreed to be made by Borrower to Lender pursuant to this Note shall, at any time, be in excess of the maximum rate of interest permissible by law. In the event such payments of interest or other consideration provided for in this Note shall result in an effective rate of interest which, for any period of time, is in excess of the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to the unpaid principal balance and not to the payment of interest; if a surplus remains after full payment of principal and lawful interest, the surplus shall be remitted by Lender to Borrower, and Borrower hereby agrees to accept such remittance. This provision shall control every other obligation of the Borrower and Lender relating to this Note.

AIRFRAME ACQUISITION NOTE

$5,000,000.00	February 22, 2018
Due Date: February 21, 2019	Edina, Minnesota

IN WITNESS WHEREOF, Borrower has executed and delivered this Airframe Acquisition Note as of the date first written above.

AIRCO 1, LLC, a Delaware limited liability company

By:
Name:	Nicholas Swenson
Its:	President

[Airframe Acquisition Note Signature Page]